Exhibit 99.1
The Med-Design Corporation Reports Third Quarter Financial Results Company to Hold Conference Call at 4:30 p.m. EST Tuesday, November 8th
VENTURA, Calif.—(BUSINESS WIRE)—Nov. 8, 2005—The Med-Design Corporation (NASDAQ: MEDC — News), a leader in the design and development of safety needle products for medical use, today announced financial results for the third quarter of 2005.
Results for the Three Months Ended September 30, 2005:
The net loss for the third quarter was $756,239, or $0.05 per share (basic and diluted), compared to a net loss of $1,740,334, or $0.10 per share for the corresponding period in 2004. Revenue for the quarter was $873,139, an increase of $383,665, compared to revenue of $489,474 for the corresponding period in 2004. Revenue for the quarter reflects $569,715 in sales of the Safe-Step® Low Profile Safety Huber Needle and $303,424 in royalties from Med-Design’s licensed technology. Revenues from the corresponding period in 2004 reflected $322,104 in sales of the Safe-Step® Low Profile Safety Huber Needle and $167,370 in royalties from Med-Design’s licensed products.
Product costs of $459,979 for the third quarter, which consisted of direct and indirect costs related to the Safe-Step® Low Profile Safety Huber Needle, included the amortization of the investment in acquired license rights of $99,208, consulting expenses of $25,000 and an increase in the excess inventory reserve of $7,821 related to the Safe-Step® Low Profile Safety Huber Needle. Product costs decreased for the quarter ended September 30, 2005 by $35,710 as compared to the corresponding period in 2004. Product costs for the quarter ended September 30, 2004 included a $90,000 write off of inventory.
General and administrative expenses for the third quarter were $1,009,473, a decrease of $244,724 as compared to general and administrative expenses of $1,254,197 for the corresponding period in 2004. The decrease in general and administrative expenses was primarily due to a reduction in professional and technical fees of $95,942, a reduction in legal fees of $63,963, a reduction in accounting fees, corporate expense and travel of approximately $40,000 and a decrease in stock based compensation of $27,573.
Research and development expenses for the third quarter were $204,905, a decrease of $69,001 as compared to research and development expenses of $273,906 for the corresponding period in 2004. The decrease in research and development expenses was due primarily to a reduction in expenditures for employee compensation.
Results for the Nine Months Ended September 30, 2005:
The net loss for the nine months ended September 30, 2005 was $3,480,270, or $0.21 per share (basic and diluted) compared to net loss of $4,620,434, or $0.28 per share (basic and diluted) for the corresponding period in 2004. Revenue for the nine months ended September 30, 2005 was $2,349,301, an increase of $1,400,986 as compared to revenue of $948,315 for the corresponding period in 2004. Revenue for the nine months ended September 30, 2005 included $1,598,663 in sales of the Safe-Step® Low Profile Safety Huber Needle, $699,918 in royalties from Med-

Design’s licensed products and a $50,000 reimbursement of costs for development efforts relating to the pre-filled dual chamber pharmaceutical mixing device.
Contributing to the net loss for the nine months ended September 30, 2005 was a $658,000 write off of equipment and inventory related to Med-Design’s discontinuation of production of the 1 Shot™ Safety Dental Syringe and the charges to cost of sales for the excess inventory reserve and a write off of inventory related to the Safe-Step® Low Profile Safety Huber Needle aggregating $72,603.
General and administrative expenses for the nine months ended September 30, 2005 were $3,213,458, a decrease of $684,049 as compared to general and administrative expenses of $3,897,507 for the corresponding period in 2004. The decrease in general and administrative expenses was primarily due to a decrease in stock based compensation of $335,861, a decrease in patent related legal fees of $228,193 and a decrease in expenditures for employee compensation of $113,285.
Research and development expenses for the nine months ended September 30, 2005 were $692,631, a decrease of $241,533 as compared to research and development expenses of $934,164 for the corresponding period in 2004. The decrease in research and development expenses was due primarily to a $118,255 decrease in product development related expense and $124,996 reduction in expenditures for employee compensation.
Total cash, cash equivalents and available for sale securities as of September 30, 2005 were $10,953,793 compared to $14,600,270 at December 31, 2004, a decrease of $3,646,477.
Company Commentary
David Dowsett, Acting Chief Executive Officer, commented, “In the third quarter 2005, we experienced a continuation of trends seen during the past several quarters. Revenues continue to increase, growing 9% compared to the second quarter 2005, while expenses dropped by approximately $113,000 in the same time frame. Notably, royalty revenues increased by 36% to $303,000 for the quarter, principally reflecting continued steady sales growth of the BD Vacutainer™ Push Button Blood Collection Set and improved results for the BD Integra syringe product line. The BD Integra syringe is in greater demand during the flu season. We are encouraged by the reduction in net loss for the quarter, and our efforts will be devoted to accelerating this trend over the next several quarters.”
Conference Call Information
Med-Design will host a conference call to discuss third quarter 2005 financial results at 4:30 p.m. EST (1:30 p.m. PST) on Tuesday, November 8.
Toll-free telephone lines have been set up to listen to the presentation and participate in a question and answer session.
•	Call-in number: 800-573-4752

•	Passcode: 18314299

If you are unable to participate during the live Webcast, the call will be archived on the Web site www.med-design.com or call 888-286-8010, passcode: 36408289 until November 22, 2005 at 5:30 p.m. EST. To access the replay on the Web, click on Investor Relations, then conference call.
Forward Looking Statements
This release contains forward looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements including lack of demand or low demand for Med-Design’s products or for safety products generally, competition, delays in introduction of Med-Design’s licensed products due to manufacturing difficulties or other factors, requirements under Med-Design’s contract arrangements, commitments under contractual arrangements Med-Design may enter into, a determination by companies that have entered into confidentiality agreements with Med-Design that they do not wish to pursue negotiations for agreements with regard to safety pre-filled devices and other factors discussed in Med-Design’s filings with the Securities and Exchange Commission.
For more information on Med-Design Corporation you may access the Med-Design Corporation Web site at www.med-design.com.

THE MED-DESIGN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$932,826	$3,964,388
Available-for-sale securities	10,020,967	10,635,882
Trade receivables	624,953	386,979
Inventory, net	308,150	39,250
Prepaid expenses and other current assets	138,929	236,265

Total current assets	12,025,825	15,262,764

Property, plant, and equipment, net of accumulated depreciation of $1,447,853 and $1,573,875 at September 30, 2005 and December 31, 2004, respectively	203,940	714,477
Patents, net of accumulated amortization of $1,206,143 and $1,046,700 at September 30, 2005 and December 31, 2004, respectively	1,744,944	1,816,760
Investment in acquired license rights	5,853,256	6,150,879
Goodwill	232,054	232,053

Total assets	$20,060,019	$24,176,933

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term payable	$250,000	$250,000
Accounts payable	146,741	458,122
Accrued compensation and benefits	142,319	111,912
Accrued professional fees	196,322	325,000
Other accrued expenses	64,436	68,742

Total current liabilities	799,818	1,213,776

Long-term payable, less current maturities	226,474	456,342

Total liabilities	1,026,292	1,670,118

Commitments and Contingencies (See Footnote 5)

Stockholders’ equity:
Preferred stock, $.01 par value, 4,700,000 shares authorized; No shares outstanding at September 30, 2005 and December 31, 2004	—	—

Common stock, $.01 par value, 30,000,000 shares authorized; 16,749,486 shares issued and outstanding as of September 30, 2005 and December 31, 2004	167,495	167,495
Additional paid-in capital	71,987,354	71,917,610
Accumulated deficit	(52,921,348)	(49,441,079)
Accumulated other comprehensive loss	(199,774)	(137,211)

Total stockholders’ equity	19,033,727	22,506,815

Total liabilities and stockholders’ equity	$20,060,019	$24,176,933

THE MED-DESIGN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenue
Product sales	$569,715	$322,104	$1,599,383	$598,151
Licensing revenue	303,424	167,370	699,918	350,164
Product development	—	—	50,000	—

Total Revenue	873,139	489,474	2,349,301	948,315

Product costs	459,979	495,689	1,667,182	815,210
General and administrative	1,009,473	1,254,197	3,213,458	3,897,507
Research and development	204,905	273,906	692,631	934,164

Total operating expenses	1,674,357	2,023,792	5,573,271	5,646,881

Loss from operations	(801,218)	(1,534,318)	(3,223,970)	(4,698,566)
Interest expense	(13,754)	(8,020)	(28,483)	(17,073)
Investment income	114,048	(197,996)	352,503	95,205
Realized gain (loss) on investments	(55,315)	—	(115,923)	—
Write-off of fixed assets	—	—	(464,397)	—

Net loss	$(756,239)	$(1,740,334)	$(3,480,270)	$(4,620,434)

Basic and diluted loss per common share:

Basic and diluted loss per common share	$(0.05)	$(0.10)	$(0.21)	$(0.28)

Basic and diluted weighted average common shares outstanding	16,749,486	16,749,486	16,749,486	16,700,661